UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 16, 2015

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth below in Items 2.01 and 2.03 is incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement

The information set forth below under the heading “Secured Notes” in Item 2.03 is incorporated by reference into this Item 1.02.

On June 16, 2015, Tenet Healthcare Corporation, a Nevada corporation (“Tenet”), used a portion of the proceeds of the Secured Notes (as defined and described in Item 2.03 below) to repay all loans outstanding (together with all interest accrued thereon) under, and terminate, its Interim Loan Agreement (the “Interim Loan Agreement”), dated as of March 23, 2015, among Tenet, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent (the “Administrative Agent”).

The Interim Loan Agreement provided for a 364-day secured term loan facility in the aggregate principal amount of $400,000,000, and the entire principal amount thereof was borrowed by Tenet. The loans and other obligations under the Interim Loan Agreement were guaranteed by, and secured by a junior pledge of the capital stock and other ownership interests of, certain of Tenet’s domestic hospital subsidiaries on a junior lien basis with Tenet’s existing senior secured notes pursuant to a separate Guaranty, dated as of March 23, 2015, among the guarantor parties thereto in favor of the Administrative Agent.

Item 2.01.	Completion of Acquisition or Disposition of Assets

Contribution and Purchase Agreement

On June 16, 2015, Tenet, announced the consummation of the transactions contemplated by the previously disclosed Contribution and Purchase Agreement (the “Contribution and Purchase Agreement”), dated as of March 23, 2015, as amended, by and among Tenet, USPI Group Holdings, Inc., a Delaware corporation, Ulysses JV Holding I L.P. (f/k/a Ulysses JV Holding I LLC), a Delaware limited partnership (“Ulysses Holding I”), Ulysses JV Holding II L.P. (f/k/a Ulysses JV Holding II LLC), a Delaware limited partnership (“Ulysses Holding II”, and together with Ulysses Holding I, the “USPI LPs”), and USPI Holding Company, Inc. (f/k/a BB Blue Holdings, Inc.), a Delaware corporation (“NewCo”).

Pursuant to the terms of the Contribution and Purchase Agreement, Tenet completed an internal reorganization as a result of which HCN Surgery Center Holdings, Inc. (“Holdings”), a wholly-owned subsidiary of Tenet, became the indirect owner of Tenet’s and its affiliates’ equity interests in certain ambulatory surgery centers and imaging centers. Pursuant to the terms of the Contribution and Purchase Agreement, Tenet and Holdings sold and contributed the equity interests and other assets which comprise Tenet’s ambulatory surgery center and imaging center businesses to NewCo. Tenet also caused the purchase, for approximately $403.9 million, of certain shares of NewCo from the USPI LPs such that Holdings owns 50.1% and the USPI LPs, in the aggregate, own 49.9% of the equity interests of NewCo. Tenet funded the purchase price with proceeds from the issuance of debt securities. On the closing date, in connection with the consummation of the transactions contemplated by the Contribution and Purchase Agreement, Holdings, the USPI LPs and NewCo entered into a stockholders agreement pursuant to which Tenet and the USPI LPs agreed to certain rights and obligations with respect to the governance of NewCo.

As contemplated by the Contribution and Purchase Agreement and related agreements, Tenet, the USPI LPs and NewCo have entered into a Put/Call Agreement (the “Put/Call Agreement”) setting forth put and call options with respect to the equity interests in NewCo held by the USPI LPs. For information regarding the terms of the put and call options, see Item 1.01 of Tenet’s Current Report on Form 8-K dated March 23, 2015.

For additional information regarding the Contribution and Purchase Agreement and the transactions contemplated thereby, see the Contribution and Purchase Agreement filed as Exhibit 2.1 to Tenet’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 23, 2015.

In addition, on June 16, 2015, Tenet completed the acquisition of European Surgical Partners Limited pursuant to the terms of the previously announced Share Purchase Agreement, dated as of March 23, 2015, between HCN European Surgery Center Holdings Limited, a company limited by shares incorporated in England and Wales and WCAS X Aspen UK LP and the other seller parties thereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 2.01 is incorporated by reference into this Item 2.03.

On June 16, 2015, Tenet issued $900,000,000 in aggregate principal amount of floating rate senior secured notes due 2020 (the “Secured Notes”) and assumed $1,900,000,000 in principal amount of 6.75% senior notes due 2023 (the “Unsecured Notes,” and together with the Secured Notes, the “Notes”), issued by THC Escrow Corporation II on June 16, 2015.

Secured Notes

The Secured Notes were issued pursuant to an indenture, dated November 6, 2001, between Tenet and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (the “Trustee”), as supplemented by a supplemental indenture (collectively, the “Secured Notes Indenture”), among Tenet, the guarantors party thereto, and the Trustee, dated June 16, 2015. The Secured Notes Indenture contains covenants that are similar to those in Tenet’s existing secured notes supplemental indentures. Among other things, these covenants restrict Tenet’s ability and the ability of its subsidiaries to: incur liens; provide subsidiary guarantees; consummate asset sales; enter into sale and lease-back transactions; or consolidate, merge or sell all or substantially all of their assets, other than in certain transactions between one or more of Tenet’s wholly owned subsidiaries and Tenet. These restrictions, however, are subject to a number of important exceptions and qualifications. In particular, there are no restrictions on Tenet’s ability or the ability of its subsidiaries to incur additional indebtedness, make restricted payments, pay dividends or make distributions in respect of capital stock, purchase or redeem capital stock, enter into transactions with affiliates or make advances to, or invest in, other entities (including unaffiliated entities).

The Secured Notes Indenture also provides that the Secured Notes may become subject to redemption under certain circumstances, including a change of control (as defined in the Secured Notes Indenture) of Tenet. In addition, Tenet may, at its option, redeem the Secured Notes in whole or in part at any time prior to June 15, 2016, at a redemption price equal to 100% of the principal amount of the Secured Notes being redeemed plus the applicable make-whole premium set forth in the Secured Notes Indenture, together with accrued and unpaid interest. From and after June 15, 2016, Tenet may, at its option, redeem the Secured Notes in whole or in part at the redemption prices specified in the Secured Notes Indenture.

In connection with the issuance of the Secured Notes, Tenet also entered into an Exchange and Registration Rights Agreement, dated as of June 16, 2015 (the “Secured Notes Registration Rights Agreement”), with Barclays Capital Inc. as representative of the other initial purchasers of the Secured Notes named therein. Pursuant to the Secured Notes Registration Rights Agreement, Tenet has agreed to use commercially reasonable efforts to register the Secured Notes with the SEC if the Secured Notes have not become freely tradable (as defined in the agreement) on or before the 380th day following the date hereof.

The foregoing is a summary and is qualified by reference to the Secured Notes Indenture and the Secured Notes Registration Rights Agreement, which are filed herewith as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated herein by reference.

Unsecured Notes

The Unsecured Notes were issued pursuant to the unsecured notes indenture, dated June 16, 2015, between THC Escrow Corporation II and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as supplemented by a supplemental indenture (collectively, the “Unsecured Notes Indenture”) between Tenet and the Trustee, dated June 16, 2015 pursuant to which Tenet assumed the Unsecured Notes. The Unsecured Notes Indenture contains covenants that are similar to those in Tenet’s existing unsecured notes supplemental indentures. Among other things, these covenants restrict Tenet’s ability and the ability of its subsidiaries to: incur liens; enter into sale and lease-back transactions; or consolidate, merge or sell all or substantially all of their assets, other than in certain transactions between one or more of Tenet’s wholly owned subsidiaries and Tenet. These restrictions, however, are subject to a number of important exceptions and qualifications. In particular, there are no restrictions on Tenet’s ability or the ability of its subsidiaries to incur additional indebtedness, make restricted payments, pay dividends or make distributions in respect of capital stock, purchase or redeem capital stock, enter into transactions with affiliates or make advances to, or invest in, other entities (including unaffiliated entities).

The Unsecured Notes Indenture also provides that the Unsecured Notes may become subject to redemption under certain circumstances, including a change of control (as defined in the Unsecured Notes Indenture) of Tenet. In addition, Tenet may, at its option, redeem the Unsecured Notes in whole or in part at any time at a redemption price equal to 100% of the principal amount of the Unsecured Notes being redeemed plus the applicable make-whole premium set forth in the Unsecured Notes Indenture, together with accrued and unpaid interest.

In connection with the issuance of the Unsecured Notes, Tenet also entered into an Exchange and Registration Rights Agreement, dated as of June 16, 2015 (the “Unsecured Notes Registration Rights Agreement”), with Barclays Capital Inc. as representative of the other initial purchasers of the Secured Notes named therein. Pursuant to the Unsecured Notes Registration Rights Agreement, Tenet has agreed to consummate an exchange offer for the Unsecured Notes with the Securities and Exchange Commission on or before the 270th day following the date of the assumption by Tenet of the Unsecured Notes.

The foregoing is a summary and is qualified by reference to the Unsecured Notes Indenture and the Unsecured Notes Registration Rights Agreement, which are filed herewith as Exhibits 4.3, 4.4 and 10.2, respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On June 16, 2015, Tenet issued a press release announcing the consummation of the transactions contemplated by the Contribution and Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 9.01	Financial Statements and Exhibits

(a) The required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) The required pro forma financial information for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) The following exhibits are filed as a part of this Report.

Exhibit No.	Description

4.1	Indenture dated as of November 6, 2001, between Tenet and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (incorporated by reference to Tenet’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2001).

4.2	Supplemental Indenture dated as of June 16, 2015, among Tenet, certain of its subsidiaries and The Bank of New York Mellon Trust Company, N.A.

4.3	Indenture dated as of June 16, 2015 between THC Escrow Corporation II and The Bank of New York Mellon Trust Company, N.A.

4.4	Supplemental Indenture dated as of June 16, 2015, between Tenet and The Bank of New York Mellon Trust Company, N.A.

10.1	Exchange and Registration Rights Agreement dated as of June 16, 2015, by and among Tenet, certain of its subsidiaries and Barclays Capital Inc., as representative of the other initial purchasers of the Secured Notes named therein.

10.2	Exchange and Registration Rights Agreement dated as of June 16, 2015, by and among Tenet and Barclays Capital Inc., as representative of the other initial purchasers of the Unsecured Notes named therein.

99.1	Press release dated June 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: June 16, 2015
	By:	/s/ Paul A. Castanon
Paul A. Castanon
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of November 6, 2001, between Tenet and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (incorporated by reference to Tenet’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2001).

4.2	Supplemental Indenture dated as of June 16, 2015, among Tenet, certain of its subsidiaries and The Bank of New York Mellon Trust Company, N.A.

4.3	Indenture dated as of June 16, 2015 between THC Escrow Corporation II and The Bank of New York Mellon Trust Company, N.A.

4.4	Supplemental Indenture dated as of June 16, 2015, between Tenet and The Bank of New York Mellon Trust Company, N.A.

10.1	Exchange and Registration Rights Agreement dated as of June 16, 2015, by and among Tenet, certain of its subsidiaries and Barclays Capital Inc., as representative of the other initial purchasers of the Secured Notes named therein.

10.2	Exchange and Registration Rights Agreement dated as of June 16, 2015, by and among Tenet and Barclays Capital Inc., as representative of the other initial purchasers of the Unsecured Notes named therein.

99.1	Press release dated June 16, 2015.